196347/2
Exhibit 10.77


                           AGREEMENT


      THIS AGREEMENT, dated as of April 12, 1999 among PLAYERS INTERNATIONAL, INC., a Nevada corporation ("PII"); PLAYERS SERVICES, INC., a New Jersey corporation (the "Company"), jointly and severally; and RAYMOND A. SPERA, JR., an individual (the "Executive").

                      W I T N E S S E T H:

      WHEREAS, the Company is a wholly-owned subsidiary of PII, a publicly held Nevada corporation; and

      WHEREAS, the Company and PII consider it essential to the best interest of their respective stockholders to foster the continuous employment of key management personnel;

     WHEREAS, the board of directors of the Company and the Board (as hereinafter defined) of PII recognize that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of PII, the Company and their respective stockholders;

     WHEREAS, the board of directors of the Company and the Board of PII have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of PII's and the Company's management, including Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a "Change in Control" (as hereinafter defined) of PII and/or the Company; and

      WHEREAS, in order to induce Executive to remain in the employ of the Company and in consideration of Executive's undertakings set forth herein, PII and the Company agree that Executive shall receive the severance benefits set forth in this Agreement under the circumstances as described below.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, PII, the Company and Executive (individually a "Party" and together the "Parties") agree as follows:

1.        Definitions.

            (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (b) "Base Compensation" shall mean the Executive's annual base compensation payable by PII or the Company.

          (c)  "Beneficial Owner" of  any securities shall mean:

                (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

                (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subparagraph (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) above) or disposing of any voting securities of PII or the Company;

provided, however, that nothing in this Paragraph 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (d)  "Board" shall mean the Board of Directors of PII.

          (e) "Cause" shall mean (i) Executive is convicted of a felony involving moral turpitude; (ii) Executive uses alcohol or any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of his or her duties under the Agreement; (iii) Executive engages in the willful, unauthorized disclosure of Confidential Information, as defined in Paragraph l(g), concerning PII, the Company or any Subsidiary, unless such disclosure was (A) believed in good faith by Executive to be appropriate in the course of properly carrying out his or her duties, or (B) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency; (iv) Executive, other than in the course of properly carrying out his or her duties as assigned by PII or the Company, performs services for any other corporation or Person that competes with PII or the Company or any Subsidiary;
(v) Executive, in carrying out his or her duties as assigned by PII or the Company, engages in willful neglect or willful misconduct resulting, or reasonably likely to result, in either case, in material economic harm to PII or the Company, unless such act, or failure to act, resulted from Executive's reasonable belief that such act or failure to act was in the best interests of PII or the Company; or (vi) Executive is found disqualified or not suitable to hold a casino key employee license or other such license by a gaming authority in any jurisdiction where PII, the Company or any Subsidiary operates a casino and Executive is required to be found qualified, suitable or licensed, as the case may be.

           (f) "Change in Control" shall mean the occurrence of any one of the following events:
                (i) any Person (except the Griffin Group or its Affiliates and Associates, Company or PII management as of the Effective Date and their Affiliates and Associates or the Company or PII, or any employee benefit plan of the Company or PII, or of any Affiliate, any Person or entity organized, appointed or established by PII or the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the Voting Stock of PII or the Company then outstanding; provided, however, that no "Change in Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Voting Stock then outstanding or to solicit proxies;

                (ii) consummation by PII or the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock of PII or the Company outstanding immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of the then outstanding shares of Voting Stock of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Voting Stock;

                (iii)      consummation of a complete liquidation
or dissolution of PII or the Company;

                 (iv) sale or other disposition of all or substantially all of the assets of PII or the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of the then outstanding shares of Voting Stock is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Voting Stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Voting Stock immediately prior to such sale or disposition;

                (v) individuals who, as of the beginning of any twenty-four (24) month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by PII's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                (vi) a "change of control" as defined in the form of indenture governing any indebtedness of PII shall have occurred.

           (g) "Confidential Information" shall include, but not be limited to, PII's or the Company's financial, real estate, marketing and promotional plans and strategies. Confidential Information does not include information that becomes available to the public other than through a breach of the Agreement on the part of Executive.

           (h) "Disability" shall mean if, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of Executive's duties with PII or the Company for six consecutive months and within thirty days after written notice of termination is given Executive shall not have returned to the full-time performance of Executive's duties.
           (i) "Good Reason" shall mean, without Executive's express written consent and without Cause, the occurrence within twenty-four (24) months after a Change in Control, or within six
(6) months before a Change in Control, of any of the following:

                (i) The assignment to Executive of any duties inconsistent with Executive's status as an executive officer of PII or the Company or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect immediately prior to the date that is six months before the Change in Control;

               (ii) Executive's Base Compensation is decreased by PII or the Company in other than an across-the-board salary adjustment of similarly situated executives, or Executive's benefits under any material employee benefit plan or program of PII or the Company, or Executive's incentive or equity opportunity under any material incentive or equity program of PII or the Company is or are reduced, after taking into account the discretion of the Board to determine the level at which Executive participates in any performance compensation program, on a basis not shared in common with other senior executives of PII or the Company as a group; or

                (iii)      The failure of PII or the Company,  as
applicable, to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 6 hereof; provided that

                (iv) Executive's termination of employment for Good Reason must occur within 90 days after Executive learns of the occurrence of the event constituting Good Reason and during the term of the Agreement.

            (j) "Person" shall mean any individual, firm, corporation, partnership or other entity.

           (k) "Subsidiary" shall mean any corporation in which PII or the Company owns 50% or more of the Voting Stock or any other venture in which it owns 50% or more of the equity.

           (l) "Termination Upon a Change in Control" shall mean that within twenty-four (24) months following a Change in Control, or within six (6) months prior to a Change in Control, and during the term of the Agreement, (i) PII or the Company terminates Executive's employment without Cause or (ii) Executive terminates Executive's employment for Good Reason, as described in Subparagraph 3(a).

           (m) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. Term of Agreement. This Agreement shall commence on and as of January 1, 1999 and shall continue in effect through December 31, 2000; provided that if a Change in Control occurs during the term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control occurs.

3.   Change in Control.

           (a) Service Through Effective Date. Subject to the provisions of subsection (b) hereof, if a Change in Control (as defined in Subparagraph 1(f)) occurs, and Executive remains employed by and provides Executive's customary service to PII and the Company through and including the effective date of such Change in Control, then Executive shall be entitled to the benefits provided in Paragraph 4(a) hereof by reason of such employment and services through such effective date. For purposes of this Paragraph 3(a), if Executive terminates his or her employment without Good Reason before the effective date of the Change in Control, the Board may nevertheless, in its sole discretion, for purposes of this Agreement determine to treat such termination by the Executive as if it did not occur until after the effective date of the Change in Control.

           (b)  Termination.   If a Termination Upon a Change  in
Control occurs, then Executive shall be entitled to the benefits provided in Paragraph 4(b) hereof by reason of such Termination
Upon a Change in Control.

           (c) Disability. Notwithstanding anything in this Agreement to the contrary, if Executive's employment terminates on account of Disability, Executive shall be entitled to receive disability benefits under any disability program maintained by PII and/or the Company that covers Executive, and Executive shall not be considered to have terminated employment under this Agreement and shall not receive benefits pursuant to Paragraph 4 hereof.

           (d) Notice of Termination. Any purported termination of Executive's employment by PII or the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 14 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

4.   Compensation Payable in the Event of  Change in Control.

          (a) Employment Through Effective Date. If a Change in Control (as defined in Subparagraph 1(f)) occurs, and Executive remains employed by and provides Executive's customary service to PII and/or the Company through and including the effective date of such Change in Control, then Executive shall be entitled to receive promptly following the Change in Control, a lump-sum payment equal to Executive's Base Compensation that would be due him or her for a period of six (6) months following the effective date of the Change in Control, determined at the rate of the Executive's Base Compensation at the time of such Change in Control.

           (b) Termination. If a Termination Upon a Change in Control occurs, Executive shall be entitled to receive promptly following the later of Executive's termination of employment or the Change in Control, the amount of any unpaid Base Compensation earned or accrued through his or her date of termination and a lump-sum payment equal to Executive's Base Compensation that would be due him or her for a period of twelve (12) months following termination of his or her employment, determined at the rate of the Executive's Base Compensation at the time of his or her termination; less any amounts already paid or to be paid to Executive under Section 4(a), above.

           (c) Other Obligations of PII and Company. Nothing herein shall alter or impair, or constitute a waiver or accord and satisfaction of, any other obligations and/or liabilities of PII and/or the Company to Executive, and all compensation payable to Executive under this Agreement shall be in addition to and not in lieu of any bonuses, stock options or other payments or compensation granted by or due from PII and/or the Company to Executive.

           (d) No Mitigation; No Offset. In the event of any termination of Executive's employment under the Agreement, he or she shall be under no obligation to seek other employment, and there shall be no offset against amounts due him or her under the Agreement on account of any remuneration attributable to any subsequent employment that he or she may obtain.

           (e) Nature of Payments. Any amounts due Executive under the Agreement in the event of any termination of his or her employment with PII or the Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that may be suffered as a result of the termination of his or her employment, or both, and are not in the nature of a penalty.

5.   Intentionally Omitted.

6.   Successors, Binding Agreement.

           (a) Assumption. The Company and PII will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PII or the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and PII would be required to perform it if no such succession had taken place. Failure of the Company and/or PII to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from PII and the Company in the same amount and on the same terms as Executive would be entitled to hereunder if there occurred a Termination Upon a Change in Control with respect to the
Executive, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used in this Agreement, "PII" shall mean PII as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

           (b) Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die after Executive's termination of employment under circumstances entitling Executive to benefits hereunder and while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisees, legatees or other designee or, if there is no such designee, to Executive's estate.

7. Representation. The Company, PII and Executive respectively represent and warrant to each other that, subject to any approval that may be necessary from any pertinent regulatory authority, each respectively is fully authorized and empowered to enter into the Agreement and that its, her or his entering into this
Agreement and the performance of its, her or his respective obligations under the Agreement will not violate any agreement between the Company, PII or Executive respectively and any other person, firm or organization or any law or governmental regulation.

8. Entire Agreement. The Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

9. Amendment or Waiver. The Agreement cannot be changed, modified or amended without the consent in writing of all of Executive, PII and the Company. No waiver by any Party at any time of any breach by the other Party of any condition or provision of the Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of PII or the Company, as the case may be.

10. Severability. In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

11. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

12.   Governing  Law.   The Agreement shall be  governed  by  and
construed and interpreted in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws.

13. Settlement of Disputes. In the event of any dispute under the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the Atlantic City, New Jersey in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, PII and the Company shall be responsible for all of the fees of the American
Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration and the Executive's reasonable legal fees and expenses. Otherwise, each party shall bear his, her or its own expenses relating to the conduct of the arbitration (including attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

14. Notices. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:



          If to PII or the Company:

               Players International, Inc.
               1300 Atlantic Avenue
               Suite 800
               Atlantic City, NJ  08401
               Attention:  Chief Executive Officer

          If to Executive:

               Raymond A. Spera, Jr.
               101 Flyatt Road
               Shamong, New Jersey 08088

15.   Heading.   The heading of the paragraphs contained  in  the
Agreement  are  for  convenience  of  reference  only,   do   not
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

16. Counterparts. The Agreement may be executed in two or more counterparts.

      IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first above.

                              COMPANY
                              Players Services, Inc.


                              _________________________
                              By: Howard A. Goldberg
                              Its: President


                               PII:
                               Players International, Inc.


                               _________________________
                               By: Howard A. Goldberg
                               Its: President

                               EXECUTIVE:


                               _________________________
                               Raymond A. Spera, Jr.